SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

SilverBow Resources, Inc.

(Name of Registrant as Specified in Its Charter)

KEF Investments, LP

KEF Fund V Investments, LP

Kimmeridge Energy Management Company, LLC

Benjamin Dell

Alexander Inkster

Neda Jafar

Denis Laloy

Noam Lockshin

Henry Makansi

Neil McMahon

Douglas E. Brooks

Carrie M. Fox

Katherine L. Minyard

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On May 7, 2024, Kimmeridge Energy Management, LLC issued a press release (the “Press Release”) and released a supplemental presentation (the “Presentation”) relating to SilverBow Resources, Inc. A copy of the Press Release is set forth as Exhibit 1. A copy of the Presentation is set forth as Exhibit 2.

Exhibit 1

Kimmeridge Releases Presentation on SilverBow’s Unabashed Worst-in-Class Governance

SilverBow needs experienced, independent directors who are capable and open to assessing all value enhancing alternatives to create significant long-term shareholder value

Urges shareholders to vote “FOR” all three of Kimmeridge’s highly qualified, independent nominees to SilverBow’s nine-person staggered board on the GOLD proxy card

NEW YORK and DENVER, May 7, 2024 – Kimmeridge, an alternative asset manager focused on the energy sector and the largest shareholder of SilverBow Resources ("SilverBow" or the “Company”) holding 12.9% of outstanding shares, today released an investor presentation detailing SilverBow’s consistent track record of worst-in-class governance.

The presentation highlights a Board of Directors (the “Board”) that:

-	Prioritizes itself and management over shareholder returns, with a mindset that has permeated throughout the entire organization: resulting in worst-in-class governance, misaligned incentives, compensation that pays despite performance and value-destructive M&A.

-	Has built a fortress of entrenchment to avoid shareholder accountability: a classified Board, a never-ending poison pill, no ability to call a special meeting, deliberately defensive refreshment of the Board, dual CFO / GC role (the only such instance among 2,272 listed companies on the NYSE), super-majority and plurality vote standards, and so on.

-	Pretends to “refresh” its ranks, but does so with familiar faces who have worked closely with Chairman Rowland or CEO Woolverton during much of their careers.

-	Doesn’t have successful transaction expertise. Indeed, while the Board touts its incumbent directors’ deep M&A experience, it fails to inform shareholders that nearly $100Bn of transaction value was executed prior to those companies filing for bankruptcy. The quality of transaction experience matters.

-	Are net and active sellers of SilverBow stock – selling even while the Company was under NDA with Kimmeridge.

In contrast to SilverBow’s incumbent directors, Kimmeridge’s nominees are E&P industry leaders who have the necessary skills – including transaction expertise, track records of effective capital allocation and M&A, and a proven commitment to best-in-class corporate governance – to address the long-standing historical challenges that have constrained SilverBow’s performance. These nominees will undertake a fresh, deeply thoughtful and independent assessment of SilverBow’s strategy and governance – to ensure a sustainable future for the Company and drive value for all shareholders.

Kimmeridge urges all SilverBow shareholders to vote “FOR” all of Kimmeridge’s nominees — Carrie Fox, Douglas Brooks, and Katherine Minyard — and “WITHHOLD” on all of SilverBow’s directors up for election — Gabriel Ellisor, Kathleen McAllister, and Charles Wampler — on the GOLD proxy card.

Additional information

Additional information regarding Kimmeridge’s definitive proxy statement can be found at www.Kimmeridge.com/sbow/.

About Kimmeridge

Founded in 2012 by Ben Dell, Dr. Neil McMahon and Henry Makansi, Kimmeridge is an alternative asset manager focused on the energy sector. The firm is differentiated by its direct investment approach, deep technical knowledge, active portfolio management, proven sustainability track record and proprietary research and data gathering.

Media

Daniel Yunger / Anntal Silver / Emma Cloyd

Kekst CNC
Kekst-Kimmeridge@kekstcnc.com

Investors

John Ferguson

Saratoga Proxy Consulting LLC

jferguson@saratogaproxy.com

(212) 257-1311

Cautionary Statement Regarding Forward-Looking Statements

This press release does not constitute an offer to sell or solicitation of an offer to buy any of the securities described herein in any state to any person. The information herein contains "forward-looking statements". Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as "may," "will," "expects," "believes," "anticipates," "plans," "estimates," "projects," "potential," "targets," "forecasts," "seeks," "could," "should" or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct or that any of the objectives, plans or goals stated herein will ultimately be undertaken or achieved. If one or more of such risks or uncertainties materialize, or if Kimmeridge underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Kimmeridge that the future plans, estimates or expectations contemplated will ever be achieved.

Important Information

 Kimmeridge Energy Management Company, LLC, KEF Investments, LP, KEF Fund V Investments, LP, Benjamin Dell, Alexander Inkster, Neda Jafar, Denis Laloy, Noam Lockshin, Henry Makansi, Neil McMahon, Douglas E. Brooks, Carrie M. Fox and Katherine L. Minyard (collectively, the “Participants”) have filed a definitive proxy statement and accompanying GOLD proxy card (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies in connection with the 2024 annual meeting of shareholders of SilverBow. Shareholders of the Company are advised to read the Proxy Statement and other documents related to the solicitation of proxies with respect to the Company by the Participants because they contain important information, including additional information related to the Participants and a description of their direct or indirect interests by security holdings or otherwise. Such materials are available at no charge on the SEC’s website, https://www.sec.gov or at www.Kimmeridge.com/sbow/.

Exhibit 2

Kimmeridge

The "SBOWay" Defensive Board Refreshment

For Friends and Family

A Self-Serving Cycle of Enrichment and Value Destruction

Kimmeridge

The Board's **worst-in-class corporate governance** that prioritizes itself and management over shareholder returns appears to have **permeated throughout the entire organization in a cyclical, self-serving manner**:

Management and Board built a fortress of bad governance to protect their self interests

- *Classified Board with 3-year terms*
- *Unilateral adoption of poison pill without a vote or end in sight*
- *Shareholders cannot call special meetings or fill Board vacancies*
- *Joint GC / CFO role exposes the Company to substantial risk*

Board's Compensation Committee (including nominees Wampler and Ellisor) rewards growth at all costs, at shareholders' expense

- *Nominees Wampler and Ellisor serving on Comp. Committee since 2017; in this period oversaw* ***137% avg. payout of target pay, while delivering minimal return***

A Fortress of Worst-In-Class Governance
Misaligned Incentives
Misaligned Management vs. Shareholders
Value-Destructive M&A

Management and the Board have received $65MM over the last 6 years, while consistently selling shares. Shareholders have received (4%) TSR and $0 cash distributed

- *Board directors are active net sellers of SBOW equity since 2017, and CEO Woolverton has not purchased a single share since 2018*

Over 3 years the Company has undertaken 8 deals, leading to negative share price performance and an over-levered balance sheet

- *Cumulative cash outflow is >$1Bn from these acquisitions, while share price reaction to these deals is consistently negative*

2

SBOW's Worst-in-Class Governance Enabled It to Avoid Shareholder Accountability for Years

Kimmeridge

The Company's **true mindset** regarding shareholder accountability is best encapsulated in its **worst-in-class governance structures**.

Classified Board

- SBOW has a classified Board with 3-year terms for directors
- In the face of this proxy contest, SBOW will not de-classify the Board until 2027

Poison Pill

- Unilaterally adopted and extended its pill since September 2022
- Board did not even make a window-dressing attempt to seek shareholder approval of the pill at the 2024 Annual Meeting

No Special Meetings

- Shareholders can only hold the Board to account at the Annual Meeting
- Shareholders cannot call special meetings

Defensive Refreshment

- No Board refreshment occurred in 7 years until Kimmeridge's involvement
- Long-tenured director did not step down until after we proposed his removal by shareholders

Dual CFO / GC Role

- SilverBow is the only domestically traded public company on the NYSE with a joint CFO / GC role

SilverBow's Fortress of Bad Governance

Shareholders Restricted from Exercising Their Rights

Super-Majority and Plurality Vote Standards

- Only amidst this proxy contest did SBOW propose to reverse its plurality director vote standard and its super-majority vote requirements to amend certain Charter provisions

3

A Defensive Board Refreshment of Friendly Faces

Kimmeridge

Two of the four recent Board nominees, Ms. Grigsby and Ms. DeSanctis, had significant overlap with CEO Sean Woolverton in prior roles. Additionally, Ms. Grigsby worked in the Finance department at Chesapeake for Mr. Rowland for ~15 years. SBOW picked candidates they knew wouldn't upset the status quo.

Jennifer Grigsby | Chesapeake Energy

Marc Rowland
CHK Tenure:
1993-2010

Sean Woolverton
CHK Tenure:
2007-2013

Jennifer Grigsby
CHK Tenure:
1995-2014

- Ms. Grigsby spent a roughly 20-year career in various finance roles while at Chesapeake Energy, which ultimately filed for bankruptcy
- During Ms. Grigsby's career at Chesapeake, **there was a 15-year period where she worked for Mr. Rowland**
- Additionally, Ms. Grigsby **overlapped with Mr. Woolverton for a roughly 6-year period**

Ellen DeSanctis | Burlington Resources

Sean Woolverton
Burlington Tenure:
1993-2006

Ellen DeSanctis
Burlington Tenure:
2000-2006

- Ms. DeSanctis spent ~6 years in various finance and communications roles at Burlington Resources
- Ms. DeSanctis **overlapped with Mr. Woolverton during her entire tenure**

The entrenched SBOW Board hid familiar faces within its defensive refreshment to protect the status quo

Source: Public filings

4

Quality of Transaction Experience Matters

Kimmeridge

Of the SBOW Board's transaction experience, **nearly $100Bn of transaction value** is from deals at companies that ultimately filed for bankruptcy[1]. The quality of the transaction experience matters.

SBOW Board Members' Experience at Bankrupt Companies

Board Member	Company	Tenure	Bankruptcy Year
Marc Rowland	Chesapeake Energy	1993-2010	**2020**
Marc Rowland	FTS International	2010-2012	**2020**
Marc Rowland	Warren Resources	2012-2014	**2016**
Marc Rowland	Chaparral Energy	2019-2020	**2020**
Jennifer Grigsby	Chesapeake Energy	1995-2014	**2020**
Jennifer Grigsby	Ascent Resources Marcellus	2015-2020	**2018**
Kathleen McAllister	Q'Max Solutions	2017-2019	**2020**
Sean Woolverton	Chesapeake Energy	2007-2013	**2020**
Sean Woolverton	Samson Resources	2013-2017	**2015**

Source: Public filings, Enverus.

[1] Transaction data is from Enverus using Board members' tenure at companies while in executive and director roles. Transactions where multiple Board members were employed by the company (e.g. Chesapeake) at the time of transaction are counted for each Board member.

5

The Never-Ending Poison Pill

Kimmeridge

The Company's poison pill, **unilaterally adopted in 2022**, was due to expire following the 2023 Annual Meeting, but was instead **extended without a shareholder vote or mention at the meeting**. The Board makes contradictory statements on the pill's expiration, with **no end in sight.**

	SilverBow Quote	Resulting Action
Sept. 20, 2022 ***Poison Pill Implemented***	*"The [pill] **will expire** on the earliest of (i) the close of business on the first day following the date of the Company's first annual meeting of its stockholders following the date of the rights plan and (ii) June 30, 2023"* –8-K filing, September 20, 2022	**Poison pill still in place**
Nov. 3, 2022 ***3Q22 10-Q***	*"The [pill] **will expire** on the earliest of (a) 5:00 p.m., New York City time, on the first business day after the 2023 annual stockholders' meeting, (b) 5:00 p.m., New York City time, on June 30, 2023"* – 10-Q filing, November 3, 2022	**Poison pill still in place**
Mar. 2, 2023 ***2022 10-K***	*"The [pill] **will expire** on the earliest of (a) 5:00 p.m., New York City time, on the first business day after the 2023 annual stockholders' meeting, (b) 5:00 p.m., New York City time, on June 30, 2023"* – 10-K filing, March 2, 2023	**Poison pill still in place**
Apr. 3, 2023 ***Annual Proxy***	***No mention of the poison pill***	**Poison pill still in place**
May 16, 2023 ***Pill Extension***	*"[The Board] has **unanimously approved an amendment to the [pill], pursuant to which the expiration date has been extended** from today to the close of business on the first day following the date of the Company's 2024 annual meeting of stockholders"* – 8-K filing, May 16, 2023	**Poison pill still in place** **Extended Unilaterally Without a Shareholder Vote**
May 2, 2024 ***1Q24 Earnings Call***	*"[T]he Board will always evaluate what's in best interest for our shareholders....I'll probably close with saying **the poison pill is due to expire the day after our upcoming Shareholder Meeting**"* – CEO Sean Woolverton, May 2, 2024	**Does "due to expire" mean anything?**

Source: Public filings.

6

Joint CFO/GC Role Is "Unique" Among Public Companies

Among the 2,272 listed companies on the New York Stock Exchange, **SilverBow is the only domestic company with a joint CFO / GC role**. This exposes the Company to substantial risks.

2,271
Companies on the NYSE have a separate CFO and General Counsel
SBOW
Combined CFO / GC

Note: Plotted size is to scale by area.

Source: Public filings.

7

Incumbent Board & Management Are Net Sellers of SBOW Stock

Kimmeridge

With a **strongly net sell position**, SBOW Board Members are active sellers of SBOW stock since 2017. The selling activity includes a period of time when SBOW was under NDA with Kimmeridge.

SBOW Management / Board Members Are Net Sellers Through Time

Shares Bought	Shares Sold	Net Buy / (Sell)
~46k	~559k	~(513k)

SBOW Indexed Price Performance
Buy (000s)
Sell (000s)
SBOW Nominated Board Member
Board Member
Management
SBOW under NDA with Kimmeridge
60%
40%
20%
0%
(20%)
(40%)
(60%)
(80%)
(100%)
(2)
(13)
(1)
2
3
(12)
(3)
(6)
(25)
(17)
(17)
(32)
(40)
20
(213)
1
(41)
2
(2)
(112)
(8)
10
8
(3)
(11)
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024

Source: FactSet, Public Filings.
Note: Insider buy/sell position not inclusive of RSUs or PSUs. Kimmeridge's NDA with SBOW expired in Feb-2024 prior to Kimmeridge filing its Nomination Agreement or KTG Proposal.

8

Incumbent Nominees' Questionable Track Record

Kimmeridge

We have serious questions regarding the Company's nominees' lack of independence, a strategy-aligned skillset, respect for corporate governance and shareholder accountability. We believe they will perpetuate the same, tired status quo.

	Gabriel Ellisor	Charles Wampler	Kathleen McAllister
Representative for Shareholders?	**No** *Appointed to Board via expired 2016 Nomination Agreement with Senior Noteholders*	**No** *Appointed to Board via expired 2016 Nomination Agreement with Senior Noteholders*	**Yes** *Defensive appointment*
Transactional Expertise?	**No**	**No**	**No**
	In interviews with our nominees, the participating Board members shared their belief that the only person on the Board with transaction experience is Chairman Rowland		
Commitment to Best-In-Class Corporate Governance?	**No**	**No**	**No**
SBOW TSR During Board Tenure	**2.6%** *Annualized*	**2.6%** *Annualized*	**6.4%** *Annualized*
Buyer of SBOW Equity?	**No**	**No**	**No**
Seller of SBOW Equity?	**Yes**	**Yes**	**No**
Public Company C-Suite Experience?	**No**	**No**	**Yes** *Transocean's TSR was negative 15% during her tenure*

Source: Bloomberg.

9

Our Nominees Have the Skillsets Necessary to Ensure a Sustainable Future for SBOW

Kimmeridge

Our nominees are E&P industry leaders who will undertake a fresh, deeply thoughtful, highly-informed and independent assessment of SBOW's strategy and governance.

Douglas Brooks

Named one of America's Top 100 Directors by the NACD in 2022, Mr. Brooks is a highly respected, veteran public company CEO and independent board member with a track-record of being asked to lead oil & gas public companies as they navigate significant strategic challenges. He has served on all key public Board committees.

Carrie Fox

Ms. Fox is an oil & gas executive and public company Board member with extensive transactional, strategic leadership, asset management, and operational experience. Her team won the S&P Global Platts' Global Energy Award "Corporate Deal of the Year" in 2018.

Katherine Minyard

Ms. Minyard has spent her whole career focused on capital markets in the U.S. and global oil & gas industry, with specific expertise in financial analysis, valuation and capital allocation through her positions as a leading sell-side analyst and investor. She understands both the shareholder mindset and the Board member mindset in this dynamic industry.

Our nominees have the necessary skillsets to challenge the status quo:

- ✓ **Strategic Transformation Expertise**
- ✓ **Established Shareholder Value Creation Record**
- ✓ **Operational Excellence**
- ✓ **Capital Markets Experience**
- ✓ **Capital Allocation Expertise**
- ✓ **Industry Experience**
- ✓ **Best-In-Class Corporate Governance Commitment**
- ✓ **Sustainability Commitment and Leadership**

10

Disclaimer

Kimmeridge

General Considerations
This presentation is for general informational purposes only, is not complete and does not constitute an agreement, offer, a solicitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof (whether on the terms shown herein or otherwise). This presentation should not be construed as legal, tax, investment, financial or other advice. The views expressed in this presentation represent the opinions of Kimmeridge Energy Management Company, LLC ("Kimmeridge") and are based on publicly available information with respect to the Company and the other companies referred to herein. Kimmeridge recognizes that there may be confidential information in the possession of the companies discussed in this presentation that could lead such companies to disagree with Kimmeridge's conclusions. Certain financial information and data used herein have been derived or obtained from filings made with the SEC or other regulatory authorities and from other third-party reports.

Use of Third-Party Statements
Kimmeridge has not sought or obtained consent from any third party (other than the individuals who have provided the endorsements included in this presentation) to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. Kimmeridge does not endorse third-party estimates or research, which are used in this presentation solely for illustrative purposes.

No Representations or Warranties
No representation or warranty, express or implied, is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency or from any third party, are accurate. Past performance is not an indication of future results. Neither the Participants nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any statement by any third party or in any SEC or other regulatory filing or third-party report.
Unless otherwise indicated, the figures presented in this presentation have not been calculated using generally accepted accounting principles ("GAAP") and have not been audited by independent accountants. Such figures may vary from GAAP accounting in material respects and there can be no assurance that the unrealized values reflected in this presentation will be realized. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections, pro forma information and potential impact of the opportunities identified by Kimmeridge herein are based on assumptions that Kimmeridge believes to be reasonable as of the date of this presentation, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material. This presentation does not recommend the purchase or sale of any security. Kimmeridge reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Kimmeridge disclaims any obligation to update the data, information or opinions contained in this presentation.

Forward-Looking Statements
This presentation contains forward-looking statements. All statements contained in this presentation that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "could," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this presentation that are not historical facts are based on current expectations, speak only as of the date of this presentation and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Kimmeridge. Although Kimmeridge believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of this presentation, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included in this presentation will prove to be accurate and therefore actual results could differ materially from those set forth in, contemplated by, or underlying those forward-looking statements. In light of the significant uncertainties inherent in the projected results and forward-looking statements included in this presentation, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Kimmeridge will not undertake and specifically disclaims any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements in this presentation to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

11

Disclaimer (Cont.)

Not an Offer to Sell or a Solicitation of an Offer to Buy
Under no circumstances is this presentation intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. This presentation does not recommend the purchase or sale of any security, and should not be construed as legal, tax, investment or financial advice, and the information contained herein should not be taken as advice on the merits of any investment decision. Kimmeridge currently beneficially own shares of the Company and its beneficial ownership of shares of, and/or economic interest in, the Company's common stock may vary over time depending on various factors, with or without regard to Kimmeridge's views of the Company's business, prospects or valuation (including the market price of the Company's common stock), conditions in the securities markets and general economic and industry conditions. Kimmeridge reserves the right to change its intentions with respect to its investments in the Company and take any actions with respect to investments in the Company as it may deem appropriate, and disclaims any obligation to notify the market or any other party of any such changes or actions. However, neither Kimmeridge nor the other Participants or any of their respective affiliates has any intention, either alone or in concert with another person, to acquire or exercise control of the Company or any of its subsidiaries.

Concerning Intellectual Property
All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of their respective owners, and Kimmeridge's use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names or the goods and services sold or offered by such owners.

Index Comparisons

Additional information on each index follows:

- The S&P® Oil & Gas Exploration & Production Select Industry® Index ("XOP") is designed to track the broader equity market, which comprises the following sub-industries: Integrated Oil & Gas, Oil & Gas Exploration & Production, and Oil & Gas Refining & Marketing. XOP includes exposure across large, mid and small cap stocks.

12